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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement of the Separate Account SPVL of First Allmerica Financial Life Insurance Company on Form S-6 of our report dated February 1, 2000, relating to the financial statements of First Allmerica Financial Life Insurance Company, of which appears in such Prospectus. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 12, 2000